UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 5, 2017

ADVECO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216143	98-1326996
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1424, Block 3, Zhong Jian Jin Xiang Plaza Phase 2,

Dongbao District, Jingmen City, Hubei Province, China

(Address of principal executive offices)

(86) 0724-6702631

(Registrant’s telephone number, including area code)

Nurpeisova Str., 10 Apt. 4

Almaty, Kazakhstan 050061

Tel: +996-708464141

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On December 5, 2017, as a result of a private transaction, the control block of voting stock of Adveco Group Inc. (the “Company”), represented by 5,000,000 shares of common stock (the “Shares”), has been transferred from Inna Min to MA Xuebing, ZHANG Qiang, LIU Dezhen, MA Yue, DENG Kefang, LI Yumei, LIU Hongju, YANG Chengjie, GONG Ling, LI Yuanhong, LI Xunguo, LIU Bin, HUANG Shuanglin, HE Quanmei, ZHOU Keping, WANG Xianmei, WAN Qunzhi (the “ Purchasers”) , and a change of control of the Company occurred. The consideration paid for the Shares, which represent 76.86% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $378,998. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Inna Min released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on December 5, 2017, the existing director and officer resigned immediately. Accordingly, Inna Min, serving as the sole director and as the only officer, ceased to be the Company’s President, Treasurer, Secretary and Director. At the effective date of the transfer, Mr. MA Xuebing has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. MA Xuebing, age 49, graduated from Hubei Township Enterprise Correspondence Specialized Secondary School, major in Finance and Accounting in 1992.

Since December 5999, Mr. MA commenced his work at Haoyijia Department Chain Store, as a general manager. As a general manager, he developed the supply chain management system and entire workflow of daily operations, in order to smoothen the working procedures and logistic flow under his supervision. Furthermore, he has supervised the whole department store as a management-over-sight and involved in management level meetings to implement the strategic plans. Between April 1993 and October 1999, he worked for Huishang Group, as a manager of home appliance department, garment department and daily chemical department, who is in charge of routine management affairs.

After 18 years’ experience in sales and operation, Mr. MA has been appointed as a Chief Executive Officer, President, Secretary, Treasure and Chairman of Board of Directors in December 5, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2017

Adveco Group Inc.

/s/ MA Xuebing
By:	MA Xuebing
Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officers and directors.

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